                                                                   EXHIBIT 10(g)

                        FIRST AMENDMENT TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT

      This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), made and entered into as of July 15, 2003, is by and between Norstan, Inc., a Minnesota corporation (the "Borrower"), the banks which are signatories hereto (individually, a "Bank" and collectively, the "Banks") and U.S. Bank National Association, a national banking association, one of the Banks, as Agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

      1. The Borrower, the Banks and the Agent entered into a Second Amended and Restated Credit Agreement dated as of July 12, 2002 (the "Credit Agreement"); and

      2. The Borrower desires to amend certain provisions of the Credit Agreement, and the Banks and the Agent have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

      SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

      SECTION 2. AMENDMENTS. The Credit Agreement is hereby amended as follows:

            2.1 DEFINITIONS. The definitions of "Applicable Margin," "Mandatory Debt Repayments" and "Revolving Commitment Amount" contained in Section
      1.1 of the Credit Agreement are amended to read in their entireties as follows:

            "Applicable Margin": For each Prime Rate Advance, for each Eurodollar Rate Advance (as in effect on the first day of the applicable Interest Period for such Eurodollar Rate Advance) and for each Unused Revolving Commitment Fee, the Applicable Margin set forth in the table below as in effect on the date of determination, determined based on the Cash Flow Leverage Ratio calculated as of the end of the most recent fiscal quarter of the Borrower (adjustment to the Applicable Margins to become effective on the first day of the first month following the date the Borrower is required to deliver its financial statements for the last month of any fiscal quarter under Section 5.1(c)):

                                                     Eurodollar Rate          Prime Rate          Unused Revolving
                 Cash Flow Leverage Ratio                Advances              Advances            Commitment Fees
                 ------------------------                --------              --------           ----------------
                 Greater than 3.00 to 1.00                4.00%                  2.00%                 0.375%

                 Less than or equal to 3.00 to            3.50%                  1.50%                 0.375%
                 1.00 but greater than 2.25 to
                 1.00

                 Less than or equal to 2.25 to            3.00%                  1.00%                 0.375%
                 1.00 but greater than 1.75 to
                 1.00

                 Less than or equal to 1.75 to            2.50%                 0.500%                 0.375%
                 1.00 but greater than 1.50 to
                 1.00

                 Less than or equal to 1.50 to            2.00%                 0.000%                 0.250%
                 1.00

          Notwithstanding the foregoing, (a) if the Borrower has not furnished the financial statements and reports required under Section 5.1(c) for the last month of any fiscal quarter by the time specified in such section, the Applicable Margins shall be calculated as if the Cash Flow Leverage Ratio as of the end of such fiscal quarter was greater than 3.00 to 1.00 for the period from the first day of the first month following the date the Borrower is required to deliver its financial statements for the last month of any fiscal quarter under Section 5.1(c) until the first day of the month following the month in which such financial statements and reports are delivered and (b) until and including August 30, 2003, the Applicable Margin for Eurodollar Rate Advances shall be 2.50%, the Applicable Margin for Prime Rate Advances shall be 0.500% and the Applicable Margin for Unused Revolving Commitment Fees shall be 0.375%.

                   "Mandatory Debt Repayments": For any period of determination, the sum of all required principal payments upon all Indebtedness of the Borrower or any Subsidiary (including all payments, without duplication, with respect to Capitalized Lease Obligations of the Borrower and the Subsidiaries, but excluding payments upon Indebtedness existing on the date hereof secured by NFS Lease Accounts or Norstan Canada Lease Accounts and related leases, equipment and servicing arrangements).

                   "Revolving Commitment Amount": With respect to a Bank and as to any time period, the amount set opposite such Bank's name on
          Schedule 1.1B hereto (as such Schedule may from time to time be amended) as its Revolving Commitment Amount, but as the same may be from time to time increased or reduced as provided by Sections 2.6(e) or 2.8.

                   2.2 CONDITIONAL INCREASE OF REVOLVING COMMITMENTS. Section 2.6(e) of the Credit Agreement is amended by deleting the second and third sentences thereof.

                   2.3 USE OF LOAN PROCEEDS. Section 2.15 of the Credit Agreement is amended by inserting the following immediately prior to the period at the end of the third sentence thereof:

                            ; provided, that the proceeds of the Revolving Loan
                   made on the effective date of the First Amendment to this Agreement in an amount equal to the then outstanding principal amount of the Term Loan shall be used to repay such outstanding principal amount.

                   2.4 SALE AND LEASEBACK TRANSACTIONS. Section 6.2(c) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                            (c) arrangements whereby the Borrower or a
                   Subsidiary sells or transfers any equipment, and thereafter leases such equipment pursuant to a Capitalized Lease for the same or a substantially similar purpose or purposes as the equipment sold or transferred, so long as (i) the Indebtedness under the related Capitalized Lease is permitted by Section 6.10(d), and (ii) no Default or Event of Default is then continuing or would arise therefrom; and,

                            (d) other sales or transfers of assets by the
                   Borrower or a Subsidiary so long as (i) such sales or transfers do not exceed $1,000,000 in the aggregate in any fiscal year and (ii) no Default or Event of Default is then continuing or would arise therefrom.

                   2.5 PERMITTED LIENS. Section 6.11(g) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                            (g) The interest of any lessor under any Capitalized
                   Lease entered into after the Closing Date, purchase money Liens on property acquired after the Closing Date or Liens on property refinanced after the Closing Date; provided, that,
                   (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the property acquired or refinanced and do not secure Indebtedness other than the related Capitalized Lease Obligations, the purchase price of such property (as to any property acquired) or the fair market value of such property (as to any property refinanced).

                   2.6 PERMITTED INVESTMENTS. Section 6.9 of the Credit Agreement is amended by deleting the text of subparagraph (p) thereof and by substituting in lieu thereof the text "[Reserved]" and by inserting the following new sentence at the end thereof:

                            Notwithstanding anything to the contrary in this
                   Agreement, from and after the date of the First Amendment hereto, without the prior written consent of the Banks, the Borrower shall not, and shall not permit any Subsidiary to, consummate any Permitted Acquisition.

                   2.7 CAPITAL EXPENDITURES. Section 6.14 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                            Section 6.14 CAPITAL EXPENDITURES. The Borrower will
                   not, and will not permit any Subsidiary to, make Capital Expenditures in an amount exceeding, on a consolidated basis in the following amounts for the following periods: (a) $9,000,000 during the fiscal year ending on or about April 30, 2004 (of which amount, not more than $3,000,000 of Capital Expenditures not financed with Indebtedness shall be made during the first two fiscal quarters of the fiscal year ending April 30, 2004) and (b) $12,000,000 during the fiscal year ending on or about April 30, 2005.

                   2.8 TANGIBLE NET WORTH. Section 6.15 of the Credit Agreement is amended to read in its entirety as follows:

                            Section 6.15 Tangible Net Worth. The Borrower will
                   not permit the Tangible Net Worth to be less than:

                                     (i) as of the last day of any fiscal
                            quarter during the fiscal year ending April 30, 2004, $15,500,000; and

                                     (ii) as of the last day of any fiscal
                            quarter during the fiscal year ending April 30, 2005 and each fiscal year thereafter, the greater of (A) the Tangible Net Worth required to be maintained by the Borrower to be in compliance with this
                            Section 6.15 as of the last day of the preceding fiscal year and (B) 95 percent (95%) of the Borrower's Tangible Net Worth as at the last day of the preceding fiscal year,

                   provided that, the minimum amount of Tangible Net Worth required to be maintained pursuant to this Section shall be automatically and permanently increased by the amount of the Net Proceeds received by the Borrower in connection with the issuance of any equity securities (excluding equity securities issued pursuant to the Borrower's employee stock option arrangements in the ordinary course of business) of the Borrower from and after the Closing Date.

                   2.9 QUARTERLY EARNINGS. Section 6.16 of the Credit Agreement is amended to read in its entirety as follows:

                   Section 6.16 Quarterly Earnings. The Borrower shall not permit EBT to be less than $0.00 as of the last day of any fiscal quarter (commencing with the last day of the fiscal quarter ending on or about October 31, 2003), calculated on a cumulative basis for such fiscal quarter.

                   2.10 FIXED CHARGE COVERAGE RATIO. Section 6.17 of the Credit Agreement is amended to read in its entirety as follows:

                   Section 6.17 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio to be less than (a) 1.00 to
          1.00 as of the last day of the

          Borrower's fiscal quarter ending on or about October 31, 2004 and (b)
          1.20 to 1.00 as of the last day of each other fiscal quarter of the Borrower.

                   2.11 CASH FLOW LEVERAGE RATIO. Section 6.18 of the Credit Agreement is amended to read in its entirety as follows:

                   Section 6.18 Cash Flow Leverage Ratio. The Borrower will not permit the Cash Flow Leverage Ratio at any time to be more than: (i)
          3.50 to 1.00 as of the last day of the Borrower's fiscal quarter ending on or about July 31, 2003, (ii) 4.00 to 1.00 as of the last day of the Borrower's fiscal quarter ending on or about October 31, 2003,
          (iii) 3.50 to 1.00 as of the last day of the Borrower's fiscal quarter ending on or about January 31, 2004, and (iv) 2.50 to 1.00 as of the last day of the Borrower's fiscal quarter ending on or about April 30, 2004 and as of the last day of each of the Borrower's fiscal quarters ending thereafter.

                   2.12 NEW FORM OF REVOLVING NOTE. Exhibit B to the Credit Agreement is hereby amended to read as set forth on Exhibit A attached to this Amendment which is made a part of the Credit Agreement as Exhibit B thereto.

                   2.13 COMMITMENT SCHEDULE. Schedule 1.1B to the Credit Agreement is hereby amended to read as set forth on Exhibit B attached to this Amendment which is made a part of the Credit Agreement as
          Schedule 1.1B thereto.

                   SECTION 3. EFFECTIVENESS OF AMENDMENTS. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

                   3.1 This Amendment, duly executed by the Borrower.

                   3.2 Revolving Notes, in the form of Exhibit A attached to this Amendment, drawn to the order of each Bank in the amount of the highest Revolving Commitment Amount of such Bank and duly executed by the Borrower.

                   3.3 A Reaffirmation of Security Documents in the form of prescribed by the Agent, duly executed by each Guarantor.

                   3.4 Reaffirmation of Fleet Subordination and Standstill Agreement in the form prescribed by the Agent, duly executed by Fleet Business Credit.

                   3.5 The unpaid principal balance of the Term Loan shall be not greater than $3,000,000.

                   3.6 A copy of the resolutions of the Board of Directors of the Borrower and each Guarantor authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of the Borrower or such Guarantor since true and accurate copies of the same were delivered to the Agent with a certificate of the Secretary of the Borrower or such Guarantor dated July 12, 2002, and (ii) identifying each officer of the Borrower or such Guarantor authorized to execute this Amendment and any other instrument or agreement executed by the Borrower or such Guarantor in connection with this Amendment (collectively, the "Amendment Documents"), and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

                   3.7 Good standing certificates for the Borrower and each Guarantor in its jurisdiction of incorporation.

                   3.8 The Borrower shall have paid to the Agent for the ratable benefit of the Banks a non-refundable amendment fee of $60,000.

                   3.9 The Borrower shall have satisfied such other conditions as specified by the Agent, including payment of all unpaid legal fees and expenses incurred by the Banks and the Agent through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents.

Upon the effectiveness of this Amendment, the Borrower hereby requests that each Bank, and each Bank shall, make an additional Revolving Loan in an amount sufficient to repay the unpaid balance of the Term Loans of such Bank outstanding on such date. The Borrower acknowledges that (a) the repayment of the Term Loans made pursuant to this Amendment may not be reborrowed and (b) the Term Loans have been completely advanced by the Banks and the Borrower has no right to request, and the Banks have no commitment to make, any additional Term Loans.

                   SECTION 4. DEFAULTS AND WAIVERS.

                   4.1 EVENTS OF DEFAULT AND UNMATURED EVENTS OF DEFAULT. Under
          Section 6.16 of the Credit Agreement, the Borrower agreed not to permit EBT, calculated on a cumulative basis for the two preceding fiscal quarters, to be less than $0.00 as of the last day of any fiscal quarter (commencing with the last day of the fiscal quarter ending on or about October 31, 2002). The Borrower has advised the Agent that its EBT, as of April 30, 2003 was, and as of July 31, 2003 will be, less than $0.00, in each case calculated on a cumulative basis for the two preceding fiscal quarters.

                   4.2 WAIVER. Upon the date on which this Amendment becomes effective, each Bank hereby waives the Borrower's Defaults and Events of Default described in the preceding Section 4.1 (the "Existing Defaults"). The waiver of the Existing Defaults set forth above is limited to the express terms thereof, and nothing herein shall be deemed a waiver by the Banks of any other term, condition, representation or covenant applicable to the Borrower under the Credit Agreement (including but not limited to any future occurrence similar to the Existing Defaults) or any of the other agreements, documents or instruments executed and delivered in connection therewith, or of the covenants described therein. The waivers set forth herein shall not constitute a waiver by the Banks of any other Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future, and the Borrower hereby expressly waives any claim to such effect.

                   SECTION 5. REPRESENTATIONS, WARRANTIES, AUTHORITY, NO ADVERSE CLAIM.

                   5.1 REASSERTION OF REPRESENTATIONS AND WARRANTIES, NO DEFAULT. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Banks.

                   5.2 AUTHORITY, NO CONFLICT, NO CONSENT REQUIRED. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower's Articles of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Banks and the Agent. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Agent

                   5.3 NO ADVERSE CLAIM. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Banks or the Agent with respect to the Obligations.

                   SECTION 6. AFFIRMATION OF CREDIT AGREEMENT, FURTHER REFERENCES, AFFIRMATION OF SECURITY INTEREST. The Banks, the Agent and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Banks and the Agent that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Agent and the Banks under the Security Documents to which it is a party, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

          SECTION 7. MERGER AND INTEGRATION, SUPERSEDING EFFECT. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

          SECTION 8. SEVERABILITY. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

          SECTION 9. SUCCESSORS. The Amendment Documents shall be binding upon the Borrower, the Agent and the Banks the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

          SECTION 10. LEGAL EXPENSES. As provided in Section 9.2 of the Credit Agreement, the Borrower agrees to reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

          SECTION 11. HEADINGS. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

          SECTION 12. COUNTERPARTS. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

          SECTION 13. GOVERNING LAW. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

          SECTION 14. GENERAL RELEASE. The Borrower hereby releases and discharges the Agent and each Bank, and each of their officers, directors, employees, agents and attorneys, from any and all claims, actions and liabilities of any kind or nature that it or any one claiming through or under the Borrower ever had or may now have, whether now known or hereafter discovered, arising out of or in any way relating to: (i) any lending relationship or loan commitment between the Agent, the Banks and the Borrower prior to the date of this Amendment; (ii) the Loan Documents; or (iii) the negotiations preceding the execution and delivery of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                                      NORSTAN, INC.


                                      By:    /s/ Robert J. Vold
                                            ------------------------------------
                                      Title: Vice President and Controller
                                            ------------------------------------

                                      U.S. BANK NATIONAL ASSOCIATION,
                                      as Agent and as a Bank

                                      By:    /s/ Daniel J. Falstad
                                            ------------------------------------

                                      Title: Vice President
                                            ------------------------------------

                                      M & I MARSHALL & ILSLEY BANK

                                      By:    /s/ John Howard Jr.
                                            ------------------------------------

                                      Title: Senior Vice President
                                            ------------------------------------

                                      By:    /s/ Dean E. Davidson
                                            ------------------------------------

                                      Title: Vice President
                                            ------------------------------------

                                                                    EXHIBIT A TO
                                                              FIRST AMENDMENT TO
                                                              SECOND AMENDED AND
                                                       RESTATED CREDIT AGREEMENT

                       AMENDED AND RESTATED REVOLVING NOTE

$_____________                                               July 15, 2003
                                                          Minneapolis, Minnesota

         FOR VALUE RECEIVED, NORSTAN, INC., a Minnesota corporation, hereby promises to pay to the order of _______________________________ (the "Bank") at the main office of U. S. Bank National Association in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Termination Date the principal amount of _________________________________ ($_____________), or, if less, the aggregate unpaid principal amount of the Revolving Loans made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

         This note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated concurrently herewith (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement") among the undersigned, the Bank, the other banks named therein and U.S. Bank National Association, as agent. This Note, together with the other Revolving Notes, amends and restates, but does not constitute payment upon or a novation of, the prior Revolving Note given by the undersigned in favor of the Bank under the Credit Agreement. This note is secured, it is subject to certain mandatory prepayments, and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

         In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

         THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                                          NORSTAN, INC.

                                          By:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                                                    EXHIBIT B TO
                                                              FIRST AMENDMENT TO
                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                  SCHEDULE 1.1B

                               LENDING COMMITMENTS

------------------------------          ----------------          -----------------------
                                        Revolving                 Revolving
                                        Commitment                Commitment
                                        Amount until              Amount from January 31,
Bank                                    January 31, 2004          2004 and thereafter
------------------------------          ----------------          -----------------------
U.S. Bank National Association             $16,000,000                 $15,000,000

M&I Marshall & Ilsley Bank                 $ 8,000,000                 $ 7,500,000

Totals                                     $24,000,000                 $22,500,000
                                           ===========                 ===========


                                      B-1